SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Act of 1934


Date of Report (earliest event reported)     January 3, 2000
                                             ---------------


                         ACCELR8 TECHNOLOGY CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                   0-11485                   84-1072256
           --------                   -------                   ----------
(State or other jurisdiction      (Commission File            (IRS Employer
     of incorporation)                Number)                Identification No.)


            303 East Seventeenth Avenue, #108, Denver, Colorado 80203
        --------------------------------------------------------- -------
                    (Address of principal executive offices)


Registrant's telephone number, including area code      (303) 863-8088
                                                   ---------------------------


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          (Former name or former address, if changed sincelast report.)





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Item. 4. Changes in Registrant's Certifying Accountant


     On January 3, 2000, the Registrant retained the accounting firm of Levine Hughes & Mithuen, Inc. to audit and report on the Registrant's balance sheets as of July 31, 1997, 1998, and 1999, and the related statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended July 31, 1999. Levine Hughes & Mithuen, Inc. will also audit the Registrant's financial statements for the fiscal year ending July 31, 2000. The Registrant's Board of Directors approved this action upon the recommendation of its Audit Committee.

     Neither during the period ended July 31, 1999 and through the date of this filing nor during the Registrant's two most recent fiscal years did the Registrant consult with Levine Hughes & Mithuen, Inc. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Registrant. In addition, the Registrant did not consult with Levine Hughes & Mithuen regarding any matter that was the subject of a disagreement or a reportable event within the meaning of Item 304 of the Securities and Exchange Commission's Regulation S-K.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ACCELR8 TECHNOLOGY CORPORATION


Date:   March 14, 2000             By:/s/ Thomas V. Geimer
                                      ------------------------------------------
                                   Name:  Thomas V. Geimer
                                   Title: Chairman and Chief Executive Officer.